TERM TRADEMARK COLLATERAL ASSIGNMENT

      IVC INDUSTRIES, INC., a Delaware corporation and VITAMIN SPECIALTIES CORP., a Pennsylvania corporation (collectively, the "Assignors"), do hereby grant, assign and convey to THE CHASE MANHATTAN BANK, as agent under the Term Loan Agreement referred to below (the "Agent"), the registered trademarks and trademark applications identified on Annex I hereto and the goodwill represented thereby (the "Trademarks") together with all the proceeds thereof, as collateral security for all the Liabilities (as hereinafter defined);

      SUBJECT TO a reservation on the part of the Assignors (until the occurrence of an Event of Default, as hereinafter defined) of a license to use the Trademarks for the Assignors' own benefit, provided that such use does not violate the terms of the Term Loan Agreement or any of the other Term Loan Documents. The license so reserved shall terminate upon the occurrence of an Event of Default.

      This Assignment is being executed and delivered pursuant to the Term Loan Agreement dated as of the date hereof (which, as the same may hereafter be amended or supplemented from time to time, will be called, the "Term Loan Agreement") between IVC Industries, Inc., the Banks party thereto and the Agent. All capitalized terms used in this Assignment and not defined shall have the respective meanings ascribed to them in the Term Loan Agreement.

      As used herein, the term "Liabilities" means all indebtedness, obligations and liabilities of every kind and nature of the Assignor to any or all of the Banks and the Agent under any or all of the Term Loan Agreement and the other Term Loan Documents.

      The assignment effected hereby shall be governed by Article 9 of the New York Uniform Commercial Code. Upon the occurrence and during the continuance of an Event of Default, the Assignee shall have the rights and remedies of a secured party as set forth therein (including, without limitation, the right to dispose of the Trademarks and to apply the proceeds of the disposition to satisfy the Obligations) and otherwise available at law or in equity.

      The Agent shall have no duties with respect to the Trademarks, other than the duties of a secured party under the New York Uniform Commercial Code. Without limiting the generality of the foregoing, the Agent shall have no duty to prosecute any action for trademark infringement against any person.

      The address of the Agent for purposes of this Assignment is:

            The Chase Manhattan Bank
            One Riverfront Plaza
            Newark, New Jersey 07102

or such other address as the Agent may designate to the Assignor in writing from time to time.

      This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, the Assignor has executed this Assignment as of this 1st day of May, 1998.

ATTEST/WITNESS:                           IVC INDUSTRIES, INC.

/s/ Martin A. Pickus                      By: /s/ I. Alan Hirschfeld
-------------------------                     -----------------------------


ATTEST/WITNESS:                           VITAMIN SPECIALTIES CORP.

/s/ Martin A. Pickus                      By: /s/ I. Alan Hirschfeld
-------------------------                     -----------------------------

STATE OF NEW JERSEY:
                   : SS.:
COUNTY OF SOMERSET :

      On this 1st day of May, 1998, before me, the undersigned, personally appeared I Alan Hirschfeld, the Exec. Vice President of IVC Industries, Inc., who, I am satisfied, is the person who signed the foregoing instrument, and he or he did acknowledge that he or she signed and delivered the same in his or her capacity as such officer, and that he or she was authorized to do so, and that the foregoing instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its board of directors.


                                    /s/ S. A. Denkovic
                                    -------------------------
                                    Notary Public

STATE OF NEW JERSEY:
                   : SS.:
COUNTY OF SOMERSET :

      On this 1st day of May, 1998, before me, the undersigned, personally appeared I. Allan Hirschfeld, the Exec Vice President of Vitamin Specialties Corp., who, I am satisfied, is the person who signed the foregoing instrument, and he or he did acknowledge that he or she signed and delivered the same in his or her capacity as such officer, and that he or she was authorized to do so, and that the foregoing instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its board of directors.


                                    /s/ S.A. Denkovic
                                    -------------------------
                                    Notary Public